EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of J.Jill, Inc. of our report dated April 8, 2019 relating to the financial statements, which appears in J.Jill, Inc.'s Annual Report on Form 10-K for the year ended February 2, 2019.
/s/ PricewaterhouseCoopers LLP
Boston, MA
April 8, 2019